NORTHWEST		Suite 704, 595 Howe Street
LAW GROUP		Box 35
Vancouver, British Columbia
Stephen F.X. O’Neill*†	Michael F. Provenzano	Canada V6C 2T5
Alan H. Finlayson	Christian I. Cu*†<>
Charles C. Hethey*Δ	Brian S.R. O’Neill*†<>	Telephone: (604) 687-5792
Facsimile: (604) 687-6650
Northwest Law Group is an association of independent lawyers and law corporations.

File #0332
October 24, 2012

CANYON COPPER CORP.
Suite 408, 1199 West Pender Street
Vancouver, British Columbia, Canada
Dear Sirs/Mesdames:

RE:	CANYON COPPER CORP. (the "Company")
- Post-Effective Amendment No. 1 to Registration Statement on Form S-1
- SEC File Number 333-176303

We have acted as counsel for the Company in connection with the preparation of the Company’s Post-Effective Amendment No. 1 to Registration Statement on Form S-1 (the "Registration Statement") to be filed with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the resale by the selling security holders named in the Registration Statement (the “Selling Security Holders”) of 8,633,429 shares of the Company's common stock, consisting of: (a) 5,204,403 shares of the Company’s common stock (the “Shares”) currently held by certain Selling Security Holders, (b) 3,234,260 shares of the Company’s common stock (the “Warrant Shares”) issuable to certain Selling Security Holders upon exercise of certain share purchase warrants (the “Warrants”), (c) 129,844 shares of the Company’s common stock (the “Agent’s Option Shares”) issuable to certain Selling Security Holders upon exercise of certain options (the “Agent’s Options”) and (d) 64,922 shares of the Company’s common stock (the “Agent’s Warrant Shares”) issuable to certain Selling Security Holders upon exercise of warrants issuable on exercise of the Agent’s Options (the “Agent’s Warrants”).

In rendering the opinions set forth below, we have reviewed: (a) the Registration Statement; (b) the Company's Amended and Restated Articles of Incorporation, as amended; (c) the Company's Amended and Restated Bylaws; (d) certain records of the Company's corporate proceedings; and (e) such corporate and other documents, records, papers and certificates as we have deemed necessary for the purposes of rendering the opinions expressed herein.

Our opinions expressed herein are subject in all respects to the following assumptions, limitations and qualifications:

     (a) Our opinions are limited to the laws of the State of Nevada and the federal laws of the United States of America applicable thereto;

     (b) We have assumed (i) the genuineness of all signatures on documents examined by us, (ii) the legal capacity of the officers and directors of the Company, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic or other copies, and (v) that the documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect; and

*	Practising through O’Neill Law Corporation	<>	Also of the Nevada State Bar
Δ	Also of the New York State Bar	†	Also of the Washington State Bar

NORTHWEST LAW GROUP

     (c) We have assumed that at the time the Company is or becomes obligated to issue any Warrant Shares, Agent’s Option Shares and Agent’s Warrant Shares upon the exercise of the Warrants, the Agent’s Options and the Agent’s Warrants, respectively, under their respective terms and conditions, the Company will have adequate authorized and unissued shares of common stock to fulfill such obligations, and will be in good standing with the Nevada Secretary of State.

Based upon the foregoing, we are of the opinion that:

1.	The Shares are validly issued, fully paid and non-assessable shares of the Company’s common stock.

2.

The Warrant Shares, the Agent’s Option Shares, and the Agent’s Warrant Shares, when issued and delivered upon the exercise of the Warrants, the Agent’s Options and the Agent’s Warrants, respectively, and in each case in accordance with their respective terms and conditions, including the receipt by the Company of the full exercise price therefor, will be validly issued, fully paid and non-assessable shares of the Company’s common stock.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and in any amendment thereto.

Yours truly,

/s/ O’Neill Law Corporation

O'NEILL LAW CORPORATION*

* O’Neill Law Corporation is a member of Northwest Law Group